EXHIBIT 24.1
                        POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Michael W.J. Smurfit, Richard W. Graham, and Patrick J. Moore, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign Annual Reports on Form 10-K and all required interim reports and to file the same, with all exhibits thereto, and other documents in connection therewith, regarding Jefferson Smurfit Corporation, a Delaware corporation, and JSCE, Inc., a Delaware corporation with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Signature                              Title

/s/ Michael W.J. Smurfit             Chairman of the Board
    Michael W.J. Smurfit             and Director

/s/ Richard W. Graham                President, Chief Executive
    Richard W. Graham                Officer and Director
                                     (Principal Executive Officer)

/s/ Patrick J. Moore                 Vice President and Chief Financial
    Patrick J. Moore                 Officer
                                     (Principal Accounting Officer) and
                                     (Principal Financial Officer)

/s/ Leigh J. Abramson                Director
    Leigh J. Abramson

/s/ Donald P. Brennan                Director
    Donald P. Brennan

/s/ Alan E. Goldberg                 Director
    Alan E. Goldberg

/s/ James S. Hoch                    Director
    James S. Hoch

/s/ G. Thompson Hutton               Director
    G. Thompson Hutton

/s/ Howard E. Kilroy                 Director
    Howard E. Kilroy

/s/ James E. Terrill                 Director
    James E. Terrill

/s/ James R. Thompson                Director
    James R. Thompson


Date:   February 5, 1997